UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2021

Clearway Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36002	46-1777204
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Carnegie Center, Suite 300, Princeton, New Jersey 08540

(Address of principal executive offices, including zip code)

(609) 608-1525

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01	CWEN.A	New York Stock Exchange
Class C Common Stock, par value $0.01	CWEN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

Sixth Amendment to Clearway Energy LLC and Clearway Energy Operating LLC Revolving Credit Facility

Effective as of November 30, 2021, each of Clearway Energy Operating LLC (“Clearway Operating LLC”), as borrower, and Clearway Energy LLC (“Clearway LLC”), as guarantor, entered into the Sixth Amendment to Amended and Restated Credit Agreement (the “Sixth Amendment”), with certain subsidiaries of Clearway Operating LLC party thereto, as guarantors, JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), and the lenders party thereto, which amended that certain Amended and Restated Credit Agreement, dated as of April 25, 2014 (as amended, the “Existing Credit Agreement”), among Clearway Operating LLC, Clearway LLC, certain subsidiaries of Clearway Operating LLC party thereto, the lenders party thereto and the Administrative Agent, providing for revolving commitments in an aggregate principal amount of $495 million. Each of Clearway Operating LLC and Clearway LLC is a subsidiary of Clearway Energy, Inc.

The Sixth Amendment amends the Existing Credit Agreement to, among other things, (i) increase the maximum permitted Borrower Leverage Ratio (as defined in the Existing Credit Agreement) to 6.00 to 1.00 (or, subject to certain conditions, 6.50 to 1.00) during the period commencing on the effective date of the Sixth Amendment and ending on the date (the “Leverage Period Termination Date”) that is the earliest to occur of (x) the date that is two business days following the consummation of the disposition contemplated by the previously-announced Membership Interest Purchase Agreement, dated as of October 22, 2021, between Clearway Operating LLC and KKR Thor Bidco, LLC (the “Thor PSA”), (y) the 120th day following the termination or expiration of the Thor PSA and (z) the maturity date of the Bridge Loan Agreement, (ii) permit the incurrence of the 2021 Bridge Facility (as defined below), (iii) permit the incurrence of hedging obligations, subject to certain conditions, and provide for a $40,000,000 basket for cash collateral which may be provided to secure hedging obligations, (iv) permit the prepayment of unsecured, junior or subordinated indebtedness at any time following the Leverage Period Termination Date, subject to certain conditions, including that, after giving effect to such payment, the Borrower Leverage Ratio would not be greater than 5.50 to 1.00 and the Borrower Interest Coverage Ratio (as defined in the Existing Credit Agreement) would not be less than 1.75 to 1.00, (v) and to implement certain other technical modifications.

The foregoing description of the Sixth Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Sixth Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated herein by reference.

Senior Secured Bridge Credit Agreement and Closing of the Utah Solar Portfolio Transaction

On November 30, 2021, each of Clearway Operating LLC, as borrower, and Clearway LLC, as guarantor, entered into a senior secured bridge credit agreement (the “Bridge Loan Agreement”) with certain subsidiaries of Clearway Operating LLC party thereto, as guarantors, Bank of America, N.A., as administrative agent, the lenders party thereto and the other parties listed on the signature pages thereof.

The Bridge Loan Agreement provides for a senior secured term loan facility in an aggregate principal amount of $335,000,000 (the “Bridge Loan Facility”). Borrowings under the Bridge Loan Facility bear interest, at Clearway Operating LLC’s option, at either (a) a rate per annum equal to Term SOFR (as defined in the Bridge Loan Agreement) plus a SOFR adjustment plus an applicable margin equal to 1.00% per annum during the period of six months after the effective date of the Bridge Loan Facility, and 1.25% thereafter or (b) a base rate plus an applicable margin equal to 0.00% per annum during the period of six months after the effective date of the Bridge Loan Facility, and 0.25% thereafter. The Bridge Loan Agreement will mature on the date that is three hundred and sixty-four days following the effective date of the Bridge Loan Agreement.

The borrowings under the Bridge Loan Facility were used to consummate, on December 1, 2021, the previously disclosed transaction pursuant to which Utah Solar Holdings II LLC, a subsidiary of Clearway Operating LLC (“Utah Solar Holdings”), acquired from Dominion Solar Projects III, Inc. 100% of the Class B membership interests in project companies comprising 50% of the membership interests in a portfolio consisting of seven utility-scale solar farms located in Utah representing 530 megawatts of capacity (the “Utah Solar Portfolio”), for a purchase price of $335 million in cash, subject to customary post-closing working capital adjustments. Prior to such acquisition, Utah Solar Holdings owned 50% of the membership interests in the Utah Solar Portfolio, and, upon the closing of the transaction, owns 100% of the membership interests in the Utah Solar Portfolio.

Borrowings under the Bridge Loan Agreement are guaranteed by Clearway LLC and certain subsidiaries of Clearway Operating LLC, other than subsidiaries that are excluded project companies, and are secured by substantially all of the assets of Clearway Operating LLC and the guarantors, subject to certain customary exceptions. The Bridge Loan Agreement contains covenants, which are substantially consistent with those set forth in the Existing Credit Agreement, as amended by the Sixth Amendment, that limit certain of Clearway Operating LLC’s and the guarantors’ activities, including those relating to: mergers; consolidations; the ability to secure additional indebtedness; sales, transfers and other dispositions of property and assets; providing new guarantees; investments; and granting additional security interests. The Bridge Loan Agreement also contains customary events of default and related cure provisions, which are substantially consistent with those set forth in the Existing Credit Agreement, as amended by the Sixth Amendment. In addition, the Bridge Loan Agreement contains a requirement that Clearway Operating LLC pay additional interest at the rate of 2.0% per annum upon the occurrence of certain Events of Default. Additionally, Clearway Operating LLC is required to comply with a maximum leverage ratio covenant and a minimum interest coverage ratio covenant on a quarterly basis, and its ability to pay cash dividends is subject to certain restrictions.

The foregoing description of the Bridge Loan Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Bridge Loan Amendment, a copy of which is filed as Exhibit 10.2 to this Current Report and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures under Item 1.01 of this Current Report relating to the Sixth Amendment and the Bridge Loan Facility are also responsive to Item 2.03 of this report and are incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(d)             Exhibits

Exhibit No.	Document

10.1	Sixth Amendment to Amended and Restated Credit Agreement, effective as of November 30, 2021, by and among Clearway Energy Operating LLC, Clearway Energy LLC, the guarantors party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto.
10.2	Senior Secured Bridge Credit Agreement, dated as of November 30, 2021, by and among Clearway Energy Operating LLC, Clearway Energy LLC, the guarantors party thereto, Bank of America, N.A., as administrative agent, and the lenders party thereto.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clearway Energy, Inc.

	By:	/s/ Kevin P. Malcarney
Kevin P. Malcarney
General Counsel and Corporate Secretary

Dated: December 1, 2021